PROMISSORY NOTE

$1,500,000.00                                   New York, New York
                                                September 15, 2000

      FOR VALUE RECEIVED, the undersigned, LIBERTY PROCESSING & DISTRIBUTION, INC., a Delaware corporation with an address of 11 52nd Street, Brooklyn, New York, 11232, (hereinafter referred to as "Maker"), hereby promises to pay to the order of MARVIN N. RAAB, whose address is 429 Coolidge Road, Cherry Hill, New Jersey 08002 (hereinafter referred to as "Payee") without defalcation or offset, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($1,500,000.00) DOLLARS lawful money in the United States of America, together with interest calculated at an interest rate as provided hereinafter.
            The obligations evidenced by this Note arise pursuant to the terms, conditions and provisions of that certain Stock Purchase Agreement ("Agreement") dated September 15, 2000, among Philadelphia Foods, Inc., a New Jersey corporation ("Philadelphia Foods, Inc."), Maker and Payee for the purchase of the stock ("Stock") of Philadelphia Foods, which Stock is owned by the Payee. This Note represents payment for a portion of the cash payment as provided for in the Agreement. The amount due hereunder shall be due and payable sixty (60) days from the date hereof. If payment is not made within thirty (30) days of the date hereof, interest shall accrue on this Note at the rate equal to one (1) point above the prime rate of Chase Manhattan Bank, N.A. from the 31st day following the date hereof until all amouts due hereunder are paid in full. All amounts required to be paid hereunder shall be payable to Payee or his assigns or designees at 429 Coolidge Road, Cherry Hill, New Jersey, 08002, or at such other place as Payee may from time to time designate in writing. In the event Closing (as defined in the Agreement) of the sale of the Stock is held on or before November 15, 2000, and all amounts due to Payee under the terms of the Agreement are paid in full, this Note shall automatically be cancelled and of no further force and effect.
            Concurrently with the execution of this Note, Maker is executing an additional note in the principal amount of Five Hundred Thousand ($500,000.00) Dollars ("First Deposit Note") for payment of the balance of the cash payment due under the terms of the Agreement. Said First Deposit Note is secured by either a Letter of Credit or a security interest in the inventories and accounts receivable of Liberty Group Holdings, Inc., ("LGHI") the parent company of Maker, and Liberty Foods Group, LLC, ("LFG") another company owned by LGHI.
            All of the agreements, conditions, covenants, provisions and stipulations contained in the Agreement as to the payment of the First Deposit Note are to be kept and performed by Maker, and are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms. Maker shall have the privilege of pre-paying any sums due under this Note in whole or in part, at any time and from time to time, without premium or penalty; provided, however, that such prepayment shall be accompanied by payment of all accrued interest on the outstanding principal balance then due and owing under this Note.
            The Agreement provides that in the event the Closing on the sale of the Stock from Payee to Maker does not occur on or before November 15, 2000, as contemplated by the Agreement, the Agreement will terminate and Payee's sole remedy shall be to collect under the First Deposit Note by either presenting the LOC for payment or enforcing his rights under the security interest being granted by LGHI and LFG. Consequently, if the Agreement terminates as aforesaid and Closing is not completed, Maker's obligation for payment of this Note shall terminate and this Note shall have no further force and effect.
            Maker hereby waives and releases all errors, defects and imperfections in any proceedings by Payee under the terms of this Note as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting personal property or any part of the proceeds arising from any sale of such property, from attachment, levy, sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any personal property that may be levied upon pursuant to a judgment obtained by virtue hereof on any writ of execution issued thereon may be sold upon any such writ in whole or in part in any order desired by Payee.
            Maker and all endorsers, sureties and other guarantors, hereby jointly and severally waive presentation for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, they agree that the liability of each of them shall be joint and several and unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of any collateral or any part hereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.
            Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.
            Maker shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this Note.
            Whenever used, the singular number shall include the plural and the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.
            All notices required to be given shall be effectively given only if in writing and sent by certified mail, return receipt requested, postage prepaid, and addressed to the party entitled to receive the same at the address specified on the first page of this Note or at such other address as may be directed or by personal notice or by such party or by telefax. All notices sent by mail shall be deemed given and received on the first mail delivery date after such mailing. All notices given by telefax shall be deemed given and received on the date the telefax is sent.
            Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require Maker, or any other person liable for repayment of same, to pay interest at a greater rate than is lawful in such case to contract for, or to make payment, or to do any act contrary to law. Should any interest or other charges paid by Maker, or parties liable for the payment of this Note, result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under the laws of the applicable jurisdiction, then any and all excess shall be and the same is hereby waived by Payee, and any and all such excess automatically shall be credited against and in reduction of the balance due under this Note, but such crediting shall not cure or waive the default occasioning acceleration, and the portion of said excess which exceeds the balance due under the Note shall be paid by Payee to Maker and other parties liable for the payment of this Note. If any clause or provision herein contained shall be unenforceable under applicable law, in whole or in part, then only such clause or provision or part thereof shall be held void as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.
      This Note shall be governed by and construed in accordance with the Laws of the State of New York and the Courts of New York, or the Federal District Court in New York, shall have jurisdiction for enforcement of this Note and the Agreement.
            IN WITNESS WHEREOF, Maker has caused these presents to be duly executed the day and year first above written.
                                          LIBERTY PROCESSING AND
                                          DISTRIBUTION, INC.,
                                          a Delaware corporation



                                          By:__________________________
                                                                     , President